LETTER TO  SHAREHOLDERS Q2 2023

KEY HIGHLIGHTS FROM Q2

Improving Core Gross Loss Ratio[1]

- Reported consolidated GLR of 107% with a core consolidated GLR of 56%
- Hippo Homeowners Insurance Program core GLR: 63%, improved from 75% a year ago

Outstanding TGP/Revenue Growth

- TGP up 56% YoY
- Revenue up 66% YoY

Achieving Operating Leverage

- Operating expense, excluding loss and loss adjustment expense, as a percentage of revenue declined to 159% from 248% in the year ago quarter

Adjusted EBITDA

- GAAP net loss attributable to Hippo of $108 million/adjusted EBITDA loss of $88 million with $51 million of PCS Cat weather losses
- Remain on track to turn adjusted EBITDA positive by the end of 2024

Financial Strength

- Cash and investments at $565 million at 6/30/23
- Spinnaker policyholder surplus of $173 million

HHIP Core Gross Loss Ratio[1]

-12pp

YoY


75%
63%
Q2 '22
Q2 '23

Total Generated Premium

+56%

YoY


$159M
$204M
$318M
Q2 '21
Q2 '22
Q2 '23

Revenue

+66%

YoY


$21M
$29M
$48M
Q2 '21
Q2 '22
Q2 '23

Premium Retention[2]

+6pp

YoY


87%
93%
Q2 '22
Q2 '23

(1) Core Gross Loss Ratio defined as current accident year loss ratio excluding PCS-defined catastrophe losses

(2) Consumer Blended Premiums

Letter to Shareholders | Q2 2023

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Letter to Shareholders | Q2 2023 3 Q2’23:  OPPORTUNITY IN THE TUMULT Dear Shareholders, At the beginning of this year, we talked about our three major segments for the first time, presenting our 2023 outlook for each. I’m encouraged by our progress against key metrics in all three segments during the quarter. Growth in total generated premium (TGP) and revenue is exceeding expectations and we’re holding the line on our operating expenses. Unfortunately, catastrophe losses during Q2 overshadowed continued improvement in our core gross loss ratio. To be clear, we remain confident in our long-term vision and that we are on track to be adjusted EBITDA positive by the end of 2024. Let’s review the performance of our three segments in more detail. In our Services segment, we are ahead of plan on TGP and revenue, while remaining within our fixed cost budget. At a time when insurer appointments are tough to come by, our First Connect platform is using its technology to facilitate business between agents and carriers and insurers. The Carrier Store, which launched in October, already supports over 80 carriers, connecting them to thousands of independent agents. In Q2’23, we facilitated 14,800 agent appointments, up over 30% from Q1’23 and up over 4X from the prior year quarter. We also continue to see strength in our Hippo Agency, where we sell insurance to consumers on behalf of third-party carriers. Our builder business has continued to grow quickly, and our YoY premium retention for third-party products rose to 110%, up from 98% in the prior year quarter. And in our Hippo Home Care Service, we’re helping a growing number of homeowners improve their homes’ health. Our recently launched Home Health App crossed 10,000 monthly active users and the team continues to make great progress on an exciting roadmap of products and services designed to help homeowners better protect and maintain their homes.

Letter to Shareholders | Q2 2023 4 When we first introduced our Insurance-as-a-Service segment, we characterized its earnings stream as steady, growing and diversifying. In a quarter of significant earnings volatility for many insurers, we believe our results validate this characterization. Adjusted operating income for the second quarter was positive $5 million as Spinnaker’s diverse portfolio of short-tail risks and expense discipline continued to deliver adjusted operating income growth. We’re also well ahead of plan for top line growth. TGP is up 112% versus the prior year quarter as we expanded capacity with existing partners. Spinnaker’s experienced team, strong financial rating, and the ability to leverage Hippo’s tech platforms continues to attract potential new partners as well. Our Hippo Home Insurance Program (HHIP) segment continued to exceed our targets for growth and diversification during the quarter, and our core gross loss ratio of 62% YTD is comfortably within the 60-67% target we communicated at the beginning of the year. Unfortunately, the US homeowners insurance industry experienced significant catastrophe losses in the quarter stemming from hail and severe convective storm events in the central US. These events in TX and CO also impacted Hippo, leading to significantly higher PCS Cat losses than in normal years and a HHIP gross loss ratio of 178%. Hippo is responding with rate hikes, increased deductibles for wind and hail perils, slowing policy growth, and non-renewing policies in certain regions. We remain committed to achieving underwriting profitability. For a nimble tech company like Hippo, these challenges and the resulting market dislocation are an opportunity. Our technology allows us to make the necessary changes faster than traditional insurers while also continuing to grow in less cat-exposed geographies, further adding to our diversity. For example, in Texas, where our hail losses were severe this quarter, we’ve already responded with filings to raise rates and deductibles where needed. As always, these filings are subject to regulatory review. Excluding the effects of severe weather events during the quarter, our Q2'23 KPIs for each of our segments were ahead of the expectations we shared at the beginning of the year. And the actions we are taking in response to this weather should help to reduce the volatility of our future financial results and give us even greater confidence in our path and timeline to profitability. The long history of insurance is one of innovation and change. Some opportunities arrived suddenly after major loss events like Hurricane Andrew. Some came after legislative actions like the passage of Prop 103 in California. Some came when the innovative spirits at great companies led change in the distribution and pricing of products like auto insurance. We believe the US homeowners market is in the early days of a challenging period, but see the

Letter to Shareholders | Q2 2023 5 opportunity for a tech-enabled company like Hippo to be the solution for many American homeowners. Thank you, Rick Richard McCathron President & CEO

Letter to Shareholders | Q2 2023 6 Q2 RESULTS Q2 Highlights Q2 FINANCIALS: KPIS, SEGMENT INFORMATION, AND NON-GAAP FINANCIALS Overall, we’ve made great progress this year in moving towards our goal of turning adjusted EBITDA positive by late 2024. Our KPIs for growth, operating expense management, and core gross loss ratio are all ahead of expectations. Unfortunately, our results were heavily impacted by a series of major hail events in Texas and Colorado, but we are taking decisive actions to reduce our exposure to these risks and to further improve our ability to hit our long-term profitability goals. Total Generated Premium $318M +56% YoY Revenue $48M +66% YoY HHIP Core GLR, ex Cats of 122%1 63% -12pp YoY (1) Core Gross Loss Ratio defined as current accident year loss ratio excluding PCS-defined catastrophe losses 3 Premium Retention2 93% +6pp YoY Total Generated Premium In-Force $1,017M +49% YoY (2) Hippo Consumer Blended Premiums

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Segment Information

Total Generated Premium:	Q2'23	Q2'22	%Change
Services	$118.1	$87.6	35%
Insurance-as-a-service	151.7	71.6	112%
Hippo Home Insurance Program	102.2	93.1	10%
Eliminations	(54.4)	(48.2)	
Total	$317.6	$204.1	56%

Revenue:	Q2'23	Q2'22	%Change
Services	$11.5	$8.9	29%
Insurance-as-a-service	16.2	8.0	103%
Hippo Home Insurance Program	22.6	16.3	39%
Eliminations	(2.6)	(4.5)	
Total	$47.7	$28.7	66%

Adjusted Operating Expenses:	Q2'23	Q2'22	%Change
Services	$18.5	$15.6	19%
Insurance-as-a-service	10.0	8.4	19%
Hippo Home Insurance Program	100.9	62.4	62%
Eliminations	(2.0)	(4.5)	
Total	$127.4	$81.9	56%
Services Non Controlling Interest	$(2.6)	$(1.5)	73%

Adjusted Operating Income (Loss):	Q2'23	Q2'22	%Change
Services	$(9.6)	$(8.2)	17%
Insurance-as-a-service	4.7	(0.8)	588%
Hippo Home Insurance Program	(82.2)	(46.8)	76%
Eliminations	(0.6)	—	
Total	$(87.7)	$(55.8)	57%

On a consolidated basis, our Q2 TGP and revenue growth is ahead of plan, up 56% and 66% year-over-year, respectively, to $318 million and $48 million.

Q2 operating expenses, excluding loss and loss adjustment expense, grew more slowly than revenue, rising to $76 million from $71 million in the prior year quarter and declining year-over-year as a percentage of revenue to 159% from 248% a year ago. We've been experimenting with the use of AI tools to further improve the efficiency of our operations and are excited

Letter to Shareholders | **Q2 2023**

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Letter to Shareholders | Q2 2023 8 about its potential. Because of the outsized catastrophic weather losses, our net loss attributable to Hippo was $108 million or $4.61 per share for the quarter, compared to a loss of $74 million or $3.25 per share in the prior year quarter. Our Q2’23 adjusted EBITDA loss was $88 million, an increase from $56 million a year ago. Our balance sheet remains strong, with cash and investments at the end of the quarter of $565 million. Statutory surplus at our insurance company subsidiary, Spinnaker, increased during the quarter to $173 million. On our buyback program, we repurchased 85,322 shares in the quarter. Services In our Services segment, we continue to attract new customers and grow in all three of our businesses. Services TGP was up 35% year-over-year during the quarter, ahead of our full year guidance of 30% for 2023. The year-over-year premium retention rate for third party products at our Hippo Agency continued to strengthen, coming in at 110%, up from 98% in the second quarter of 2022. While we’re still in the early days of development of our Hippo Home Care offering, we’re seeing some early successes driving user engagement, a leading indicator of adoption and retention, growing the number of unique users completing recommended maintenance actions in the Hippo Home app by over 60% from March to June. Our adjusted operating loss in this segment was $10 million, an increase of 17%, compared to a loss of $8 million in the prior year quarter, but improved from $11 million in the first quarter of 2023 as we continue to invest in our platforms to provide differentiated services for our customers across all our businesses. Insurance-as-a-Service For our Insurance-as-a-Service segment, TGP growth accelerated from a year ago, growing 112% year-over-year due to a combination of new programs and growth at existing programs. Revenue grew 103% versus the prior year quarter. Both TGP and revenue results are tracking well ahead of our guidance.

Letter to Shareholders | Q2 2023 9 Adjusted operating income was positive $5 million in this segment, compared to a loss of $1 million in the prior year quarter, due to the increase in revenue, expense discipline, and continued program diversification. Hippo Home Insurance Program In the Hippo Home Insurance segment, TGP was up 10% versus the prior year quarter, with over 90% of new TGP fitting our target Generation Better customer profile. We made progress on geographic diversity as well, with 71% of new TGP coming from outside of our two largest states, Texas and California. Revenue grew 39% year-over-year, faster than TGP, driven by growth in net earned premium, which grew 100% year-over-year to $12 million versus $6 million in the prior year quarter as our 2023 reinsurance treaty becomes a more significant driver of our financials. HHIP's adjusted operating expenses, excluding loss and loss adjustment expense, declined to $28 million or 124% of revenues, from $37 million or 226% of revenues in the year ago quarter. The most significant driver of our Q2 financial results was our loss and loss adjustment expense. Encouragingly, our core gross loss ratio was 63% in the quarter and 62% YTD, comfortably in line with our guidance of 60-67%. This was an improvement of 12 percentage points versus the prior year quarter and reflects the substantial progress our team has made on pricing and underwriting improvements. Unfortunately, we experienced outsized catastrophic weather losses along with the rest of the industry that overshadowed these improvements. Most of the losses were caused by 5 major wind and hail events in Colorado and Texas and most of the claims will be linked to our 2022 reinsurance treaty. The Q2 impact of these PCS cat losses was $110 million on a gross basis and $51 million on a net basis, and we expect an additional $13-$15 million over the remainder of the year due to their impact on the loss participation features embedded in our reinsurance treaties. While it would be easy to simply chalk this up to bad luck, we are planning to take decisive actions to reduce our future exposure to wind and hail,

Letter to Shareholders | Q2 2023 10 with the explicit goal of reducing the volatility of our financial results. These actions include increasing deductibles for wind and hail perils, selective non-renewal of policies in high-risk regions, and increasing the rates we charge for cat-exposed properties across our portfolio. Our goal and expectation is to have a homeowners insurance program that consistently produces underwriting profit, and we believe being more aggressive in these areas during the rest of this year will accelerate our path to achieving this goal. In addition, we took steps during the quarter to reduce our dependence on the reinsurance market and the costs associated with not retaining the risk we underwrite on our own balance sheet. During the quarter, our Spinnaker Insurance Company subsidiary announced the successful sponsorship of our first cat bond. The $110 million cat bond was upsized 10% from our initial target size, reflecting strong investor confidence in Hippo’s approach. The bond provides multi-year catastrophe protection to our Hippo Home Insurance Program business written through Spinnaker.

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Guidance Summary

As shown in the table below, we are increasing our 2023 guidance for TGP and revenue as stronger than expected growth in our Services and IaaS segments will only be partially offset by underwriting actions at HHIP.

We now expect our adjusted EBITDA loss to be in the range of $208-$218 million, versus our previous guidance of a loss of $147 million. The change reflects the full impact of PCS-cats in the first half of 2023, including their impact on loss participation features in our reinsurance treaties in the second half of the year, partially offset by better than expected segment operating income at IaaS.

We reiterate our expectation of turning adjusted EBITDA positive by the end of 2024.

Summary: Beginning of Year vs. Updated Guidance for FY2023
(in millions)

	Services			Insurance-as-a-Service			Hippo Home Insurance Program			Consolidated[1]		
TGP	$459	↑	**$465**	$364	↑	**$470**	$380	↓	**$366**	$984	↑	**$1,067**
YoY Growth	*28%*		*30%*	*31%*		*69%*	*4%*		*(0%)*	*21%*		*32%*
Revenue	$44	↑	**$45**	$50	↑	**$55**	$100	—	**$100**	$172	↑	**$178**
YoY Growth	*19%*		*22%*	*37%*		*49%*	*57%*		*57%*	*44%*		*49%*
Adj. Operating Income (Loss) / Adjusted EBITDA	($33)	—	**($33)**	$13	↑	**$15**	($127)	↓	**($190)-($200)**	($147)	↓	**($208)-($218)**

(1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company's Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q2 2023

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Letter to Shareholders | Q2 2023 12 Non-GAAP financial measures This letter to shareholders includes the non-GAAP financial measure (including on a forward-looking basis) Adjusted EBITDA. Hippo defines Adjusted EBITDA, a non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, restructuring charges, impairment expense, other non-cash fair market value adjustments, and contingent consideration for one of our acquisitions and other transactions that we consider to be unique in nature. Hippo excludes these items from Adjusted EBITDA because it does not consider them to be directly attributable to its underlying operating performance. This non-GAAP measure is an addition, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Hippo believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Hippo. Hippo’s management uses forward looking non-GAAP measures to evaluate Hippo’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Hippo’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. This letter to shareholders also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Hippo is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included.

Letter to Shareholders | Q2 2023 13 This letter to shareholders also includes key operating and financial metrics including Total Generated Premium (“TGP”), Gross Loss Ratio and Net Loss Ratio. We define TGP as the aggregate written premium placed across all our business platforms for the period presented. We measure TGP as it reflects the volume of our business irrespective of choices related to how we structure our reinsurance treaties, the amount of risk we retain on our own balance sheet or the amount of business written in our capacity as an MGA, agency or as an insurance carrier/reinsurer. • We define Total Generated Premium in force as the aggregate annualized premium for all the policies in force as of the period end date. • We define Gross Loss Ratio expressed as a percentage, which is the ratio of the gross losses and loss adjustment expenses to the gross earned premium. • We define Core Gross Loss Ratio as current accident year loss ratio excluding PCS-defined catastrophe losses. • We define Net Loss Ratio expressed as a percentage, which is the ratio of the net losses and loss adjustment expenses to the net earned premium. Forward-looking statements safe harbor Certain statements included in this letter to shareholders that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, our cost reduction efforts, the quality of our products and services, and the potential growth of our business, including our ability and timing to achieve profitability. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking

Letter to Shareholders | Q2 2023 14 statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; continued disruptions from the COVID-19 pandemic; any overall decline in economic activity; the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally; and other risks set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward- looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forwardlooking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this letter to shareholders. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this letter to shareholders. Accordingly, undue reliance should not be placed upon the forward-looking statements.

15Letter to Shareholders | Q2 2023 APPENDIX

Letter to Shareholders | Q1 2023 16 KEY OPERATING AND FINANCIAL METRICS (in millions, unaudited) Three Months Ended June 30 2023 2022 2023 2022 Total Generated Premium $317.6 $204.1 $562.6 $357.8 Total Revenue 47.7 28.7 87.5 53.2 Net Loss attributable to Hippo (107.8) (73.5) (177.7) (141.1) Adjusted EBITDA (87.7) (55.8) (139.9) (104.3) Gross Loss Ratio 107% 78% 93% 77% Net Loss Ratio 344% 261% 317% 256% Six Months Ended June 30

Letter to Shareholders | Q1 2023 17 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in millions, unaudited) 2023 2022 2023 2022 Revenue: Net earned premium $22.3 $11.2 $36.1 $20.2 Commission income, net 16.2 12.9 33.6 24.4 Service and fee income 3.8 3.5 7.0 7.1 Net investment income 5.4 1.1 10.8 1.5 Total revenue 47.7 28.7 87.5 53.2 Expenses: Losses and loss adjustment expenses 76.7 29.2 114.4 51.7 Insurance related expenses 18.8 17.4 34.5 30.6 Technology and development 13.1 16.5 24.7 31.2 Sales and marketing 22.6 19.4 45.0 44.3 General and administrative 21.5 18.2 41.3 34.7 Interest and other (income) expense — (0.3) 0.5 (1.3) Total expenses 152.7 100.4 260.4 191.2 Loss before income taxes (105.0) (71.7) (172.9) (138.0) Income tax expense 0.2 0.3 0.5 0.5 Net loss (105.2) (72.0) (173.4) (138.5) Net income attributable to noncontrolling interests, net of tax 2.6 1.5 4.3 2.6 Net loss attributable to Hippo ($107.8) ($73.5) ($177.7) ($141.1) Other comprehensive income: Change in net unrealized gain or loss on investments, net of tax (1.1) (1.6) 0.6 (4.2) Comprehensive loss attributable to Hippo ($108.9) ($75.1) ($177.1) ($145.3) Per share data: Net loss attributable to Hippo - basic and diluted ($107.8) ($73.5) ($177.7) ($141.1) Weighted-average shares used in computing net loss per share attributable to Hippo - basic and diluted 23,387,767 22,644,306 23,293,652 22,555,050 Net loss per share attributable to Hippo - basic and diluted ($4.61) ($3.25) ($7.63) ($6.26) Three Months Ended June 30 Six Months Ended June 30

Letter to Shareholders | Q2 2023 18 CONSOLIDATED BALANCE SHEETS (in millions, unaudited) June 30, 2023 December 31, 2022 Assets Investments: Fixed maturities available-for-sale, at fair value $135.6 $121.1 Short-term investments, at fair value 228.8 324.8 Total investments 364.4 445.9 Cash and cash equivalents 200.2 194.5 Restricted cash 38.2 50.0 Accounts receivable, net of allowance 148.2 107.2 Reinsurance recoverable on paid and unpaid losses and LAE 332.7 286.3 Prepaid reinsurance premiums 375.2 309.9 Ceding commissions receivable 70.1 45.8 Capitalized internal use software 44.0 38.8 Intangible assets 24.7 26.9 Other assets 83.1 63.6 Total assets $1,680.8 $1,568.9 Liabilities and stockholders’ equity Liabilities: Loss and loss adjustment expense reserve $367.6 $293.8 Unearned premiums 423.1 341.3 Reinsurance premiums payable 302.7 207.1 Provision for commission 12.7 5.0 Accrued expenses and other liabilities 127.7 128.2 Total liabilities 1,233.8 975.4 Commitments and contingencies Stockholders’ equity: Common stock — — Additional paid-in capital 1,590.9 1,558.0 Accumulated other comprehensive loss (6.4) (7.0) Accumulated deficit (1,138.9) (961.1) Total Hippo stockholders’ equity 445.6 589.9 Noncontrolling interest 1.4 3.6 Total stockholders’ equity 447.0 593.5 Total liabilities and stockholders' equity $1,680.8 $1,568.9

Letter to Shareholders | Q2 2023 19 2023 2022 Cash flows from operating activities: Net loss ($173.4) ($138.5) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 9.5 7.4 Stock–based compensation expense 32.8 29.3 Change in fair value of warrant liability — (2.6) Change in fair value of contingent consideration liability 3.7 2.4 Other non-cash items (4.8) 0.2 Changes in assets and liabilities: Accounts receivable, net (41.0) (10.1) Reinsurance recoverable on paid and unpaid losses and LAE (46.7) (24.5) Ceding commissions receivable (24.3) (8.4) Prepaid reinsurance premiums (65.4) (31.8) Other assets (2.7) 9.1 Provision for commission 7.7 1.0 Accrued expenses and other liabilities 8.3 7.3 Loss and loss adjustment expense reserves 73.8 8.0 Unearned premiums 81.8 29.8 Reinsurance premiums payable 95.7 33.0 Net cash used in operating activities (45.0) (88.4) Cash flows from investing activities: Capitalized internal use software costs (8.5) (7.7) Purchases of property and equipment (29.0) (3.0) Purchases of investments (207.2) (408.0) Maturities of investments 264.3 13.3 Sales of investments 30.1 4.2 Other (0.9) (2.0) Net cash provided by (used in) investing activities 48.8 (403.2) Cash flows from financing activities: Taxes paid related to net share settlement of equity awards (2.9) (2.7) Proceeds from issuances of common stock 1.9 3.3 Share repurchases under program (1.8) — Payments of contingent consideration (0.7) — Distributions to noncontrolling interests (6.5) (2.2) Other 0.1 (1.0) Net cash used in financing activities (9.9) (2.6) Net decrease in cash, cash equivalents, and restricted cash (6.1) (494.2) Cash, cash equivalents, and restricted cash at the beginning of the period 244.5 818.7 Cash, cash equivalents, and restricted cash at the end of the period $238.4 $324.5 CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions, unaudited) Six Months Ended June 30

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(in millions, unaudited)

	Three Months Ended June 30		Six Months Ended June 30	
	2023	2022	2023	2022
Net loss attributable to Hippo	($107.8)	($73.5)	($177.7)	($141.1)
Adjustments:				
Net investment income	(5.4)	(1.1)	(10.8)	(1.5)
Depreciation and amortization	5.2	3.5	9.5	7.4
Stock-based compensation	16.7	15.9	32.8	29.3
Fair value adjustments	(0.2)	(1.4)	—	(2.6)
Contingent consideration charge	2.9	(0.8)	3.7	2.4
Other one-off transactions	0.7	1.3	2.1	1.3
Income tax expense	0.2	0.3	0.5	0.5
Adjusted EBITDA	($87.7)	($55.8)	($139.9)	($104.3)

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, unaudited)

Total Generated Premium

	Three Months Ended June 30			Six Months Ended June 30		
	2023	2022	Change	2023	2022	Change
Gross Written Premium	$244.8	$161.8	$83.0	$434.2	$278.9	$155.3
Gross Placed Premium	72.8	42.3	30.5	128.4	78.9	49.5
Total Generated Premium	$317.6	$204.1	$113.5	$562.6	$357.8	$204.8

Letter to Shareholders | Q2 2023

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Gross and Net Loss Ratios

	Three Months Ended June 30		Six Months Ended June 30	
	2023	2022	2023	2022
Gross Losses and LAE	$200.0	$101.0	$326.3	$192.2
Gross Earned Premium	187.3	128.8	352.3	248.9
Gross Loss Ratio	107%	78%	93%	77%
Net Losses and LAE	$76.7	$29.2	$114.4	$51.7
Net Earned Premium	22.3	11.2	36.1	20.2
Net Loss Ratio	344%	261%	317%	256%

Gross Loss Ratio Breakdown

	Three Months Ended June 30		Six Months Ended June 30	
	2023	2022	2023	2022
PCS Losses	57%	22%	42%	21%
Non-PCS Losses	50%	56%	51%	56%
Gross Loss Ratio	107%	78%	93%	77%

Insurance Related Expenses Breakdown

	Three Months Ended June 30		Six Months Ended June 30	
	2023	2022	2023	2022
Amortization of deferred direct acquisition costs, net	$6.9	$7.2	$12.9	$11.8
Employee-related costs	3.4	3.1	6.4	5.9
Underwriting costs	2.2	2.1	4.0	4.1
Amortization of capitalized internal use software	3.1	2.1	6.0	3.9
Other	3.2	2.9	5.2	4.9
Total	$18.8	$17.4	$34.5	$30.6

Letter to Shareholders | Q2 2023

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Consolidated Gross Loss Ratio (GLR)

	2022					2023	
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Reported Consolidated GLR with ULAE	**76%**	**78%**	**110%**	**42%**	**76%**	**76%**	**107%**
Prior Accident Year (PAY) Action							
All PCS events	(6%)	(12%)	(10%)	(8%)	(9%)	(1%)	(4%)
Non-PCS	(13%)	(10%)	(8%)	(2%)	(8%)	0%	(6%)
PAY Impact on GLR	(19%)	(22%)	(18%)	(10%)	(17%)	(1%)	(10%)
PCS Cat Events							
Uri/Ian	0%	0%	52%	(15%)	9%	0%	(3%)
Other PCS	25%	33%	3%	13%	18%	26%	64%
PCS Impact on GLR	25%	33%	55%	(2%)	27%	26%	61%
GLR excluding PAY and PCS Events	**70%**	**67%**	**73%**	**54%**	**66%**	**53%**	**56%**

HHIP Gross Loss Ratio (GLR)

	2022					2023	
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Reported HHIP GLR with ULAE	**99%**	**95%**	**80%**	**59%**	**83%**	**101%**	**178%**
Prior Accident Year (PAY) Action							
All PCS events	(7%)	(19%)	(12%)	(14%)	(13%)	0%	(2%)
Non-PCS	(13%)	(16%)	(9%)	(5%)	(11%)	(0%)	(5%)
PAY Impact on GLR	(20%)	(35%)	(21%)	(19%)	(24%)	0%	(7%)
PCS Cat Events							
Uri/Ian	0%	0%	9%	(3%)	1%	0%	0%
Other PCS	41%	55%	10%	22%	33%	41%	122%
PCS Impact on GLR	41%	55%	19%	19%	34%	41%	122%
HHIP GLR excluding PAY and PCS Events	**78%**	**75%**	**82%**	**59%**	**73%**	**60%**	**63%**

Letter to Shareholders | **Q2 2023**

22

hippo

SEGMENTS

(in millions, unaudited)

	Three Months Ended June 30, 2023				
	Services	Insurance-as-a-Service	Hippo Home Insurance Program	Intersegment Elimination[1]	Total
Revenue:					
Net earned premium	$—	$9.9	$12.4	$—	$22.3
Commission income, net	11.3	4.8	2.7	(2.6)	16.2
Service and fee income	0.2	—	3.6	—	3.8
Net investment income	—	1.5	3.9	—	5.4
Total Revenue	11.5	16.2	22.6	(2.6)	47.7
Adjusted Operating Expenses:					
Loss and loss adjustment expense	—	3.8	72.8	—	76.6
Insurance related expense	—	4.7	10.2	(0.8)	14.1
Sales and marketing	11.1	—	5.2	(1.2)	15.1
Technology and development	4.1	0.2	4.8	—	9.1
General and administrative	3.1	1.3	7.9	—	12.3
Other expenses	0.2	—	—	—	0.2
Total adjusted operating expenses	18.5	10.0	100.9	(2.0)	127.4
Less: Net investment income	—	(1.5)	(3.9)	—	(5.4)
Less: Noncontrolling interest	(2.6)	—	—	—	(2.6)
Adjusted operating income (loss)	(9.6)	4.7	(82.2)	(0.6)	(87.7)
Net investment income					5.4
Depreciation and amortization					(5.2)
Stock-based compensation					(16.7)
Fair value adjustments					0.2
Contingent consideration charge					(2.9)
Other one-off transactions					(0.7)
Income tax expense					(0.2)
Net loss attributable to Hippo					($107.8)

(1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company's Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q2 2023

23

hippo

	Three Months Ended June 30, 2022				
	Services	Insurance-as-a-Service	Hippo Home Insurance Program	Intersegment Elimination[1]	Total
Revenue:					
Net earned premium	$—	$5.0	$6.2	$—	$11.2
Commission income, net	8.6	2.6	6.2	(4.5)	12.9
Service and fee income	0.3	—	3.2	—	3.5
Net investment income	—	0.4	0.7	—	1.1
Total Revenue	8.9	8.0	16.3	(4.5)	28.7
Adjusted Operating Expenses:					
Loss and loss adjustment expense	—	2.9	25.6	—	28.5
Insurance related expense	—	4.3	14.2	(4.5)	14.0
Sales and marketing	11.5	0.1	4.5	—	16.1
Technology and development	1.5	—	8.6	—	10.1
General and administrative	2.2	1.1	9.5	—	12.8
Other expenses	0.4	—	—	—	0.4
Total adjusted operating expenses	15.6	8.4	62.4	(4.5)	81.9
Less: Net investment income	—	(0.4)	(0.7)	—	(1.1)
Less: Noncontrolling interest	(1.5)	—	—	—	(1.5)
Adjusted operating loss	(8.2)	(0.8)	(46.8)	—	(55.8)
Net investment income					1.1
Depreciation and amortization					(3.5)
Stock-based compensation					(15.9)
Fair value adjustments					1.4
Contingent consideration charge					0.8
Other one-off transactions					(1.3)
Income tax expense					(0.3)
Net loss attributable to Hippo					($73.5)

(1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company's Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q2 2023

24

Letter to Shareholders | Q1 2023 25 Services Insurance- as-a-Service Hippo Home Insurance Program Intersegment Elimination1 Total Revenue: Net earned premium $ — $17.5 $18.6 $ — $36.1 Commission income, net 20.9 8.7 9.0 (5.0) 33.6 Service and fee income 0.3 — 6.7 — 7.0 Net investment income — 3.0 7.8 — 10.8 Total Revenue 21.2 29.2 42.1 (5.0) 87.5 Adjusted Operating Expenses: Loss and loss adjustment expense — 6.5 107.2 — 113.7 Insurance related expense — 8.9 18.5 (1.6) 25.8 Sales and marketing 23.3 — 10.1 (2.4) 31.0 Technology and development 7.8 0.3 9.3 — 17.4 General and administrative 6.0 2.6 15.4 — 24.0 Other expenses 0.4 — — — 0.4 Total adjusted operating expenses 37.5 18.3 160.5 (4.0) 212.3 Less: Net investment income — (3.0) (7.8) — (10.8) Less: Noncontrolling interest (4.3) — — — (4.3) Adjusted operating income (loss) (20.6) 7.9 (126.2) (1.0) (139.9) Net investment income 10.8 Depreciation and amortization (9.5) Stock-based compensation (32.8) Fair value adjustments — Contingent consideration charge (3.7) Other one-off transactions (2.1) Income tax expense (0.5) Net loss attributable to Hippo ($177.7) Six Months Ended June 30, 2023

Letter to Shareholders | Q1 2023 26 Services Insurance- as-a-Service Hippo Home Insurance Program Intersegment Elimination1 Total Revenue: Net earned premium $ — 9.4 10.8 $ — 20.2 Commission income, net 15.6 5.0 11.2 (7.4) 24.4 Service and fee income 0.7 — 6.4 — 7.1 Net investment income — 0.6 0.9 — 1.5 Total Revenue 16.3 15.0 29.3 (7.4) 53.2 Adjusted Operating Expenses: Loss and loss adjustment expense — 3.9 46.5 — 50.4 Insurance related expense — 6.3 25.2 (7.4) 24.1 Sales and marketing 24.7 0.2 9.7 — 34.6 Technology and development 3.5 — 15.5 — 19.0 General and administrative 4.6 2.2 18.0 — 24.8 Other expenses 0.5 — — — 0.5 Total adjusted operating expenses 33.3 12.6 114.9 (7.4) 153.4 Less: Net investment income — (0.6) (0.9) — (1.5) Less: Noncontrolling interest (2.6) — — — (2.6) Adjusted operating income (loss) (19.6) 1.8 (86.5) — (104.3) Net investment income 1.5 Depreciation and amortization (7.4) Stock-based compensation (29.3) Fair value adjustments 2.6 Contingent consideration charge (2.4) Other one-off transactions (1.3) Income tax expense (0.5) Net loss attributable to Hippo ($141.1) Six Months Ended June 30, 2022